UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2010
Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9885 Towne Centre Drive, San Diego, California	92121-1975

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-4500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 22, 2010, Illumina’s Board of Directors approved amendments to the company’s Bylaws, effective immediately. Sections 3.2 (Number of Directors; Election; and Term of Office of Directors), 3.8 (Special Meetings; Notice), and 4.3 (Meetings and Action of Committees) have been amended.
Section 3.2 has been modified to provide that the board of directors will consist of such number of directors as determined from time to time by resolution of the board of directors instead of specifying in the bylaws the exact number of authorized directors.
Section 3.8 has been modified to provide that the Chairman has authority to call a special meeting of the board of directors and to provide that notices of special meetings may be given to members of the board of directors upon 24 hours notice if provided either personally, by telephone, or by email.
Section 4.3 has been clarified to provide that committee chairs have authority to call special meetings of their respective board committees.
The foregoing description is a summary only and is qualified in its entirety by reference to the copy of the Bylaws of Illumina dated April 22, 2010, that are attached hereto as Exhibit 3.2 and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

3.2	Bylaws, as amended April 22, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.
April 27, 2010	By:	/s/ Christian O. Henry
		Name:	Christian O. Henry
		Title:	Senior Vice President & General Manager, Life Sciences

Exhibit Index

Exhibit No.	Description
3.2	Bylaws, as amended April 22, 2010